EXHIBIT 1.1

FBR SECURITIZATION, INC.

[Asset-Backed Certificates]

[Asset-Backed Notes]

FORM OF UNDERWRITING AGREEMENT

[ - ], 200_

FRIEDMAN, BILLINGS, RAMSEY & CO., INC.

as Representative of the several Underwriters

c/o Friedman, Billings, Ramsey & Co., Inc.

1001 19th Street North

Arlington, Virginia 22209

Dear Ladies and Gentlemen:

FBR SECURITIZATION, INC., a Delaware corporation (the “Company”), confirms its agreement with each of the Underwriters listed on Schedule I hereto (collectively, the “Underwriters”), for whom Friedman, Billings, Ramsey & Co., Inc. is acting as representative (in such capacity, the “Representative”), with respect to the sale by the Company of the [Asset-Backed Certificates] [Asset-Backed Notes] (the “Offered Securities”), issued by FBRSI Trust 200_-_ as described in detail in Schedule II hereto, and the purchase by the Underwriters, acting severally and not jointly, of the respective Offered Securities set forth opposite the names of the Underwriters in Schedule II hereto.

The Company understands that the Underwriters propose to make a public offering of the Offered Securities as soon as the Underwriters deem advisable after this Underwriting Agreement (the “Agreement”) has been executed and delivered.

The Company has filed with the Securities and Exchange Commission (the “Commission”), a registration statement on Form S-3 (No. 333-            ) and a related preliminary prospectus for the registration of the Offered Securities under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder (the “Securities Act Regulations”). The Company has prepared and filed such amendments thereto, if any, and such amended preliminary prospectuses, if any, as may have been required to the date hereof, and will file such additional amendments thereto and such amended prospectuses as may hereafter be required. The registration statement has been declared effective under the Securities Act by the Commission. The registration statement as amended at the time it became effective (including all information deemed (whether by incorporation by reference or otherwise) to be a part of the registration statement at the time it became effective pursuant to Rule 430A(b) of the Securities Act Regulations) is hereinafter called the “Registration Statement,” except that, if the Company files a post-effective amendment to such registration statement which becomes effective prior to the Closing Time (as defined below), “Registration Statement” shall refer to such registration statement as so amended. [Any registration statement filed pursuant to Rule 462(b) of the Securities Act Regulations is hereinafter called the “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” shall include the 462(b)

Registration Statement.] The Company proposes to file with the Commission pursuant to Rule 424, under the Securities Act, a supplement, dated the date specified on Schedule III hereto, to the prospectus dated                     , relating to the Offered Securities and the method of distribution thereof. The term “Base Prospectus” means the prospectus included in the Registration Statement; the term “Preliminary Prospectus” means any preliminary form of the Prospectus (as defined herein) specifically relating to the Offered Securities, in the form first filed with, or transmitted for filing to, the Commission pursuant to Rule 424 of the Securities Act Regulations; the term “Prospectus Supplement” means any prospectus supplement specifically relating to the Offered Securities, in the form first filed with, or transmitted for filing to, the Commission pursuant to Rule 424 under the Securities Act; the term “Prospectus” means the Base Prospectus, including, in each case, the Prospectus Supplement. Each prospectus included in the Registration Statement, or amendments thereof or supplements thereto, before it became effective under the Securities Act and any prospectus filed with the Commission by the Company with the consent of the Underwriters pursuant to Rule 424(a) of the Securities Act Regulations is hereinafter called the “Preliminary Prospectus.” The term “‘Prospectus” means the final prospectus, as first filed with the Commission pursuant to Rule 424(b) of the Securities Act Regulations, and any amendments thereof or supplements thereto. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus.

The Company and the Underwriters agree as follows:

1. Sale and Purchase.

Upon the basis of the warranties and representations and other terms and conditions herein set forth, the Company agrees to sell to the Underwriters and each Underwriter agrees, severally and not jointly, to purchase from the Company the respective actual or notional, as the case may be, amounts or percentage interests set forth in Schedule II opposite such Underwriter’s name, plus any additional amounts or percentage interests which such Underwriter may become obligated to purchase pursuant to the provisions of Section 9 hereof, subject in each case, to such adjustments among the Underwriters as the Representative in its sole discretion shall make to eliminate any sales or purchases of fractional securities.

2. Payment and Delivery.

The Offered Securities to be purchased by each Underwriter hereunder, in book entry form, and in such authorized denominations and registered in such names as the Representative and shall be delivered by or on behalf of the Company to the Representative through the facilities of The Depository Trust Company (“DTC”) for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefore by wire transfer of Federal (same-day) funds to the account specified to the Representative by the Company upon at least forty-eight hours’ prior notice. The Company will cause the certificates representing the Offered Securities to be made available for checking and packaging at least twenty-four hours prior to the Closing Time (as defined below) with respect thereto at the office of the Representative, 1001 19th Street North, Arlington, Virginia 22209, or at the office of DTC or its designated custodian, as the case may be (the “Designated Office”). The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on the third (fourth, if pricing occurs after 4:30 p.m., New York City time) business day after the date hereof (unless another time and date shall be agreed to by the Representative and the Company). The time and date at which such payment and delivery are actually made is hereinafter sometimes called the “Closing Time.”

3. Offering by Underwriters.

(a) It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Prospectus and that you will not offer, sell or otherwise distribute the Offered Securities (except for the sale thereof in exempt transactions) in any state in which the Offered Securities are not exempt from registration under “blue sky” or state securities laws (except where the Offered Securities will have been qualified for offering and sale at your direction under such “blue sky” or state securities laws).

(b) It is understood that each Underwriter may prepare and provide to prospective investors certain “Computational Materials” and “ABS Term Sheets” (as defined in Section 3(b) (vii) below) in connection with the offering of the Offered Securities, subject to the following conditions:

(i) All Computational Materials and ABS Term Sheets provided by an Underwriter to prospective investors that are required to be filed pursuant to the “SEC No-Action Letters” (as defined in Section 3(b) (vii) below) shall bear a legend on each page including the following statement:

“THE INFORMATION CONTAINED HEREIN HAS BEEN PROVIDED BY [UNDERWRITER]. NEITHER THE ISSUER OF THE SECURITIES NOR ANY OF ITS AFFILIATES MAKES ANY REPRESENTATION AS TO THE ACCURACY OR COMPLETENESS OF THE INFORMATION HEREIN. THE INFORMATION HEREIN IS PRELIMINARY, AND WILL BE SUPERSEDED BY THE APPLICABLE PROSPECTUS SUPPLEMENT AND BY ANY OTHER INFORMATION SUBSEQUENTLY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.”

In the case of Collateral Term Sheets (as defined in the SEC No-Action Letters), such legend shall also include the following statement:

“THE INFORMATION CONTAINED HEREIN WILL BE SUPERSEDED BY THE DESCRIPTION OF THE MORTGAGE POOL CONTAINED IN THE PROSPECTUS SUPPLEMENT RELATING TO THE SECURITIES AND SUPERSEDES ALL INFORMATION CONTAINED IN ANY COLLATERAL TERM SHEETS RELATING TO THE MORTGAGE POOL PREVIOUSLY PROVIDED BY [UNDERWRITER].”

Notwithstanding the foregoing, this subsection (i) will be satisfied if all Computational Materials and ABS Term Sheets referred to therein bear a legend in a form previously approved in writing by the Company.

(ii) Any [Computational Materials and] ABS Term Sheets are subject to the review by and approval of the Company prior to their distribution to any prospective investors and a copy of such [Computational Materials and] ABS Term Sheets as are delivered to prospective investors shall, in addition to the foregoing delivery requirements, be delivered to the Company simultaneously with delivery to prospective investors.

(iii) Each Underwriter shall provide to the Company, for filing on Form 8-K as provided in Section 5(p), copies (in such format as required by the Company) of all Computational Materials and ABS Term Sheets prepared by it that are required to be filed with the Commission pursuant to the SEC No-Action Letters. An Underwriter may provide copies of the foregoing in a consolidated or aggregate form that includes all information required to be filed. All Computational Materials and ABS Term Sheets described in this Section 3(b)(iii) must be provided to the Company not later than 9:00 a.m. New York time one business day before filing thereof is required pursuant to the terms of the SEC No-Action Letters. Each Underwriter severally agrees that it will not provide to any investor or prospective investor in the Offered Securities any Computational Materials or ABS Term Sheets on or after the day on which Computational Materials and ABS Term Sheets are required to be provided to the Company pursuant to this Section 3(b) (other than copies of Computational Materials or ABS Term Sheets previously submitted to the Company in accordance with this Section 3(b) for filing pursuant to Section 5(p)), unless such Computational Materials or ABS Term Sheets are preceded or accompanied by the delivery of a Prospectus to such investor or prospective investor.

(iv) All information included in the Computational Materials and ABS Term Sheets shall be generated based on substantially the same methodology and assumptions that are used to generate the information in the Prospectus Supplement as set forth therein; provided, however, that the Computational Materials and ABS Term Sheets may include information based on alternative methodologies or assumptions if specified therein. If any Computational Materials or ABS Term Sheets that are required to be filed were based on assumptions with respect to the underlying assets that are incorrect, that differ from the final Pool Information in any material respect or on Security structuring terms that were revised in any material respect prior to the printing of the Prospectus, the Underwriter responsible therefore shall prepare revised Computational Materials or ABS Term Sheets, as the case may be, based on the final Pool Information and structuring assumptions, circulate such revised Computational Materials and ABS Term Sheets to all recipients of the preliminary versions thereof that indicated orally to such Underwriter they would purchase all or any portion of the Securities, and include such revised Computational Materials and ABS Term Sheets (marked, “as revised”) in the materials delivered to the Company pursuant to Section 3(b)(iii).

(v) The Company shall not be obligated to file any Computational Materials or ABS Term Sheets that (A) in the reasonable determination of the Company [and the respective Underwriter] are not required to be filed pursuant to the SEC No-Action Letters or (B) have been determined to contain any material error or omission, provided that, at the request of the respective Underwriter, the Company will file Computational Materials or ABS Term Sheets that contain a material error or omission if clearly marked “superseded by materials dated [date]” and accompanied by corrected

Computational Materials or ABS Term Sheets that are marked “material previously dated [date], as corrected”. In the event that at any time when a prospectus relating to the Offered Securities is required to be delivered under the Act, any Computational Materials or ABS Term Sheets are determined, in the reasonable judgment of the Company or the respective Underwriter, to contain a material error or omission, such Underwriter shall prepare a corrected version of such Computational Materials or ABS Term Sheets, shall circulate such corrected version of such Computational Materials and ABS Term Sheets to all recipients of the prior versions thereof that either indicated orally to such Underwriter they would purchase all or any portion of the Offered Securities, or actually purchased all or any portion thereof, and shall deliver copies of such corrected Computational Materials and ABS Term Sheets (marked, “as corrected”) to the Company for filing with the Commission in a subsequent Form 8-K submission (subject to the Company’s obtaining an accountant’s comfort letter in respect of such corrected Computational Materials and ABS Term Sheets, which shall be at the expense of such Underwriter) provided that if any such letter is required to be revised solely because of a change in the Pool Information, any additional expenses for such letter resulting from the change in Pool Information shall be paid by the Company.

(vi) If the Underwriter does not provide any Computational Materials and ABS Term Sheets to the Company pursuant to Section 3(b)(iii), such Underwriter shall be deemed to have represented, as of the Closing Time, that it did not provide any prospective investors with any information in written or electronic form in connection with the offering of the Offered Securities that is required to be filed with the Commission in accordance with the SEC No-Action Letters, and such Underwriter shall provide the Company with a certification to that effect on the Closing Time.

(vii) The following terms related to Computational Materials and ABS Term Sheets have the respective meanings assigned to them in this Section 3(b)(vii):

“ABS Term Sheet” means any Collateral Term Sheet, Series Term Sheet or Structural Term Sheet.

“Collateral Term sheet” has the meaning assigned to such term in the February 13, 1995 letter of Cleary, Gottlieb, Steen & Hamilton on behalf of the Public Securities Association (which letter and the Commission staff’s response thereto, are publicly available February 17, 1995), and shall include any subsequent Collateral Term Sheet that reflects a substantive change in the information presented in any earlier Collateral Term Sheet.

“Computational Materials” has the meaning assigned to such term in the no-action letter of May 20, 1994 issued by the commission to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated and Kidder Structured Asset Corporation, as made applicable to other issuers and underwriters by the Commission in response to the request of the Public Securities Association dated May 24, 1994 and the no-action letter of February 17, 1995 issued by the Commission to the Public Securities Association.

“SEC No-Action Letters” mean the various no-action letters referred to in the definitions of “Collateral Term Sheet” “Computational Materials,” “Series Term Sheet” and “Structural Term Sheet” in this Section 3(b) (vii).

“Series Term Sheet” has the meaning assigned to such term in the no-action letter addressed to Greenwood Trust Company, Discover Master Card Trust I dated April 5, 1996.

“Structural Term Sheet” has the meaning assigned to such term in the February 13, 1995 letter of Cleary, Gottlieb, Steen & Hamilton on behalf of the Public Securities Association (which. letter and the Commission staff’s response thereto, are publicly available February 17, 1995).

(c) Each Underwriter severally represents and warrants and agrees with the Company that as of the date hereof and as of the Closing Time that: (A) the Computational Materials and ABS Term Sheets furnished by it to the Company pursuant to Section 3(b)(iii) constitute (either in original, aggregate or consolidated form) all of the materials furnished to prospective investors by such Underwriter prior to the time of delivery thereof to the Company that are required to be filed with the Commission with respect to the Offered Securities in accordance with the SEC No-Action Letters, and such Computational Materials and ABS Term Sheets comply with the requirements of the SEC No-Action Letters; (B) on the date any such Computational Materials and ABS Term Sheets with respect to such Securities (or any written or electronic materials furnished to prospective investors on which the Computational Materials and ABS Term Sheets are based) were last furnished to each prospective investor and on the date of delivery thereof to the Company pursuant to Section 3(b)(iii) and on the related Closing Time, such Computational Materials and ABS Term Sheets (or materials) were accurate in all material respects when read in conjunction with the Prospectus (taking into account the assumptions explicitly set forth in the Computational Materials), except to the extent of any errors therein that are caused by errors in the Pool Information; (c) each Underwriter has not and will not represent to potential investors that any Computational Materials and ABS Term Sheets were prepared or disseminated on behalf of the Company; and (d) all Computational Materials and ABS Term Sheets (or underlying materials distributed to prospective investors by it on which the Computational Materials and ABS Term Sheets were based) contained and will contain the legend in the form set forth in Section 3(b)(i) (or in such other form previously approved in writing by the Company).

Notwithstanding the foregoing, no Underwriter makes any representation or warranty as to whether any Computational Materials or ABS Term Sheets (or any written or electronic materials furnished to prospective investors on which the Computational Materials or ABS Term Sheets are based) included or will include any inaccurate statement resulting directly from any error contained in the Pool Information.

4. Representations and Warranties of the Company.

The Company represents and warrants to the Underwriters that:

(a) the Offered Securities conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus;

(b) the Company has been duly incorporated and is existing as a corporation in good standing under and by virtue of the laws of the State of Virginia, with all requisite corporate power and authority to own, lease and operate its properties, and conduct its business as described in the Registration Statement and the Prospectus, and is duly qualified as a foreign entity to transact business or licensed and is in good standing in each jurisdiction in which it conducts its business or in which it owns, leases or operates real property or otherwise maintains an office and in which the failure, individually or in the aggregate, to be so qualified or licensed could have a material adverse effect on the assets, business, operations, earnings, prospects, properties or condition (financial or otherwise), present or prospective, of the Company, (any such effect or change, where the context so requires, is hereinafter called a “Material Adverse Effect” or “Material Adverse Change”); other than as disclosed in the Prospectus, the Company does not own, directly or indirectly, any capital stock or other equity securities of any other corporation or any ownership interest in any partnership, joint venture or other association;

(c) the Company has delivered to the Representative one1 complete manually signed copy of the Registration Statement and of each consent and certificate of experts filed as a part thereof, and conformed copies of the Registration Statement (without exhibits) and the Preliminary Prospectus, as amended or supplemented, in such quantities and at such places as the Representative has reasonably requested for each of the Underwriters;

(d) The Registration Statement and the Prospectus, as of the date of the Prospectus Supplement, conform, and the Registration Statement as of the effective date (the “Effective Date”) and the Prospectus, as of its date, each as revised, amended or supplemented and filed with the Commission prior to the termination of the offering of the Offered Securities, complied in all material respects to the requirements of the Act and the 1933 Act Regulations, and the Registration Statement, as of the Effective Date, did not, and as of the Closing Time, will not, contain any untrue statement of a material fact or and did not and will not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus, as of the date of the Prospectus Supplement did not, and as of the Closing Time, will not contain any untrue statement of a material fact and did not and will not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in the Prospectus or any revision or amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by any Underwriter through the Representative specifically for use in connection with the preparation of the Prospectus or any revision or amendment thereof or supplement thereto, and any information in any Computational Materials or ABS Term Sheets required to be provided by any Underwriter to the Company pursuant to Section 3(b), except to the extent that such information constitutes Pool

[1]	Increase this number to provide that the Representative receives a complete executed copy.

Information. As used herein, “Pool Information” means information with respect to the assumed characteristics of the Assets and administrative and servicing fees. The Company acknowledges that the Underwriter Information (as defined herein) constitutes the only information furnished in writing by you or on your behalf for use in connection with the preparation of the Registration Statement or the Prospectus Supplement.

(e) the Company has not distributed and will not distribute, prior to the completion of the Underwriters’ distribution of the Offered Securities, any offering material in connection with the offering and sale of the Offered Securities other than a Preliminary Prospectus, the Prospectus or the Registration Statement;

(f) the Company is in compliance in all material respects with all applicable laws, rules, regulations, orders, decrees and judgments, including those relating to transactions with affiliates;

(g) the Company is not in violation of its Certificate of Incorporation, as amended or restated, the “Certificate of Incorporation” or Bylaws, the Company is not in breach of or default in (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default in) the performance or observance of any obligation, agreement, contract, franchise, covenant or condition contained in any license, indenture, mortgage, deed of trust, loan or credit agreement, lease or other agreement or instrument to which the Company is a party or by which the Company or its properties is bound, except for such breaches or defaults which could not have a Material Adverse Effect;

(h) the execution, delivery and performance of this Agreement, the issuance, sale and delivery by the Company of the Offered Securities and the consummation of the transactions contemplated herein will not (i) conflict with, or result in any breach or constitute a default (nor constitute any event which with notice, lapse of time, or both would constitute a breach or default), (A) by the Company of any provision of the organizational documents of the Company or (B) of any provision of any obligation, agreement, contract, franchise, license, indenture, mortgage, deed of trust, loan or credit agreement, lease or other agreement or instrument to which the Company is a party or by which the Company or its properties may be bound or affected, or (C) under any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company, except for such breaches, defaults, conflicts, liens, charges or encumbrances which could not have a Material Adverse Effect; or (ii) result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company;

(i) this Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general equitable principles, and except to the extent that the indemnification and contribution provisions of Section 10 hereof may be limited by federal or state securities laws and public policy considerations in respect thereof;

(j) the Company has the full legal right, corporate power and authority to enter into this Agreement and to consummate the transactions contemplated herein; the Company has the corporate power to issue, sell and deliver the Offered Securities as provided herein; this Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general equitable principles, and except to the extent that the indemnification and contribution provisions of Section 10 hereof may be limited by federal or state securities laws and public policy considerations in respect thereof;

(k) no approval, authorization, consent or order of, or registration or filing with any federal, state or local governmental or regulatory commission, board, body, authority or agency is required for the Company’s execution, delivery and performance of this Agreement and by the Prospectus, its consummation of the transactions contemplated herein, and its sale and delivery of the Offered Securities, other than (i) such as have been obtained, or will have been obtained at the Closing Time, under the Securities Act and the Securities Exchange Act of 1934 (the “Exchange Act”) or from the National Association of Securities Dealers (the “NASD”), and (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Offered Securities are being offered by the Underwriters;

(l) the Company has all necessary licenses, authorizations, consents and approvals, possess valid and current certificates, has made all necessary filings required under any federal, state or local law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, required in order to conduct their respective businesses as described in the Prospectus, except to the extent that any failure to have any such licenses, authorizations, consents or approvals, to make any such filings or to obtain any such authorizations, consents or approvals could not, individually or in the aggregate, have a Material Adverse Effect; the Company is not required by any applicable law to obtain accreditation or certification from any governmental agency or authority in order to provide the products and services which it currently provides or which it proposes to provide as set forth in the Prospectus; the Company is not in violation of, in default under, or has received any notice regarding a possible violation, default or revocation of any such certificate, license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company the effect of which could result in a Material Adverse Change; and no such license, authorization, consent or approval contains a materially burdensome restriction that is not adequately disclosed in the Registration Statement and the Prospectus;

(m) each of the Registration Statement and any Rule 462(b) Registration Statement have been declared effective under the Securities Act by the Commission and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission, and the Company has complied to the Commission’s satisfaction with any request on the part of the Commission for additional or supplemental information;

(n) the Preliminary Prospectus and the Registration Statement comply, and the Prospectus and any further amendments or supplements thereto will, when they have become effective or are filed with the Commission, as the case may be, comply, in all material respects with the requirements of the Securities Act and the Securities Act Regulations; the Registration Statement did not, and any amendment thereto will not, in each case as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Preliminary Prospectus does not, and the Prospectus or any amendment or supplement thereto will not, as of the applicable filing date and at the Closing Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no warranty or representation with respect to any statement contained in the Registration Statement or the Prospectus, or any amendments or supplements thereto, in reliance upon and in conformity with the information concerning the Underwriters and furnished in writing by or on behalf of the Underwriters through the Representative to the Company expressly for use in the Registration Statement or the Prospectus, or any amendments or supplements thereto (that information being limited to that described in the penultimate sentence of the first paragraph of Section 10(c) hereof);

(o) [each document incorporated by reference in the Prospectus, when it became effective or was filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the Securities Act Regulations and the Exchange Act Regulations, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;] [and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the Securities Act Regulations and the Exchange Act Regulations and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;]

(p) the Preliminary Prospectus was, and the Prospectus delivered to the Underwriters for use in connection with this offering will be, identical to the versions of the Preliminary Prospectus and Prospectus created to be transmitted to the Commission for filing via the Electronic Data Gathering Analysis and Retrieval System (“EDGAR”), except to the extent permitted by Regulation S-T;

(q) there are no actions, suits, proceedings, inquiries or investigations pending or, to the knowledge of the Company, threatened (i) against or affecting the Company, or (ii) which has the subject thereof any of the respective officers and directors of the Company or to which the properties, assets or rights of the Company are subject, at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority, arbitral panel or agency, or (iii) relating to environmental or discrimination matters, where in any such case (A) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company and (B) if so determined adversely, could result in a judgment, decree, award or order having a Material Adverse Effect or could adversely affect the consummation of the transactions contemplated by this Agreement;

(r) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as may be otherwise stated in the Registration Statement or Prospectus, there has not been (i) any Material Adverse Change or any development that could reasonably be expected to result in a Material Adverse Change, whether or not arising in the ordinary course of business, (ii) any transaction that is material to the Company, contemplated or entered into by the Company or any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business, or (iii) any obligation, contingent or otherwise, directly or indirectly incurred by the Company;

(s) the issuance and sale of the Offered Securities to the Underwriters hereunder have been duly authorized by the Company, and, when issued and duly delivered against payment therefore as contemplated by this Agreement, will be validly issued, fully paid and non-assessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, and the issuance and sale of the Offered Securities by the Company is not subject to preemptive or other similar rights arising by operation of law, under the organizational documents of the Company or under any agreement to which the Company or any Subsidiary (each, a “Subsidiary” and, collectively, “Subsidiaries”) is a party or otherwise; except as contemplated herein or as otherwise disclosed in the Registration Statement and the Prospectus, except as set forth in the Registration Statement and the Prospectus, there are no contracts, agreements or understandings between the Company and any person or entity granting such person or entity the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company;

(t) the Company has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities;

(u) neither the Company nor any of its affiliates (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act, or the rules and regulations thereunder (the “Exchange Act Regulations”), or (ii) directly, or indirectly through one or more intermediaries, controls or has any other association with (within the meaning of Article I of the Bylaws of the NASD) any member firm of the NASD;

(v) the Company has not relied upon the Representative for any legal, tax or accounting advice in connection with the offering and sale of the Offered Securities;

(w) any certificate signed by any officer of the Company delivered to the Representative or to legal counsel for the Underwriters pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby;

(x) the form of certificate used to evidence the Offered Securities complies in all material respects with all applicable statutory requirements, with any applicable requirements of the organizational documents of the Company;

(y) the descriptions in the Registration Statement and the Prospectus of the legal or governmental proceedings, contracts, leases and other legal documents therein described present fairly the information required to be shown, and there are no legal or governmental proceedings, contracts, leases, or other documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which are not described or filed as required; all agreements between the Company and third parties expressly referenced in the Registration Statement and the Prospectus are legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles;

(z) the Company has filed on a timely basis all necessary federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof or have properly requested extensions thereof and have paid all taxes shown as due thereon, and if due and payable, any related or similar assessment, fine or penalty levied against the Company except as may be being contested in good faith and by appropriate proceedings; no tax deficiency has been asserted against the Company, nor does the Company know of any tax deficiency which is likely to be asserted against it which, if determined adversely to the Company, could have a Material Adverse Effect; all tax liabilities are adequately provided for on the respective books of the Company;

(aa) all securities issued by the Company, or any trusts established by the Company, have been issued and sold in compliance with (i) all applicable federal and state securities laws, and (ii) the laws of the applicable jurisdiction of incorporation of the issuing entity;

(bb) in connection with this offering, the Company has not offered and will not offer the Offered Securities in a manner in violation of the Securities Act; the Company has not distributed and will not distribute any prospectus or other offering material, other than the Preliminary Prospectus and the Prospectus, in connection with the offer and sale of the Offered Securities;

(cc) [except as otherwise disclosed in the Prospectus,] the Company has not incurred any liability for any broker’s or finder’s fees or similar payments in connection with the transactions herein contemplated;

(dd) neither the Company nor any of the Subsidiaries is and, after giving effect to the offering and sale of the Offered Securities, will be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”); and

(ee) the conduct of business by the Company as presently and proposed to be conducted is not subject to continuing oversight, supervision, regulation or examination by any governmental official or body of the United States or any other jurisdiction wherein the Company conducts or proposes to conduct such business, except as described in the Prospectus and except such regulation as is applicable to commercial enterprises generally.

5. Certain Covenants.

The Company hereby agrees with each Underwriter:

(a) that the Company shall cooperate with the Representative and legal counsel for the Underwriters and furnish such information as may be required to qualify or register the Offered Securities for sale under (or obtain exemptions from the application of) the state securities or blue sky laws or Canadian provincial Securities laws of those jurisdictions designated by the Representative, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Offered Securities; and that the Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation; and that the Company shall use its best efforts to prevent the suspension of the qualification or registration of (or any such exemption relating to) the Offered Securities for offering, sale or trading in any jurisdiction and will advise the Representative promptly of such suspension or any initiation or threat of any proceeding for any such purpose, and that in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment;

(b) that if, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement to be declared effective before the offering of the Offered Securities may commence, the Company will endeavor to cause such post-effective amendment to become effective as soon as possible;

(c) to prepare the Prospectus in a form approved by the Underwriters and file such Prospectus (or a term sheet as permitted by Rule 434) with the Commission pursuant to Rule 424(b) under the Securities Act not later than 10:00 a.m. (New York City time), on the day following the execution and delivery of this Agreement or on such other day as the parties may mutually agree and to furnish promptly (and with respect to the initial delivery of such Prospectus, not later than 10:00 a.m. (New York City time) on the day following the execution and delivery of this Agreement or on such other day as the parties may mutually agree to the Underwriters copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) in such quantities and at such locations as the Underwriters may reasonably request for the purposes contemplated by the Securities Act Regulations, which Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the version created to be transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T;

(d) that, after the date of this Agreement, the Company shall promptly advise the Representative in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus or the Prospectus, (iii) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus; and, if the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment; the Company shall advise the Representative promptly of any proposal to amend or supplement the Registration Statement or Prospectus and to file no such amendment or supplement to which the Representative shall reasonably object in writing; additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 430A and 434, as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) were received in a timely manner by the Commission;

(e) to furnish to the Underwriters [Representative] for a period of five years from the date of this Agreement (i) as soon as available, copies of all annual, quarterly and current reports or other communications supplied to holders of Offered Securities, (ii) as soon as practicable after the filing thereof, copies of all reports filed by the Company with the Commission, the NASD or any securities exchange and (iii) such other information as the Underwriters may reasonably request regarding the Company;

(f) to advise the Underwriters promptly of the happening of any event known to the Company within the time during which a Prospectus relating to the Offered Securities is required to be delivered under the Securities Act Regulations which, in the judgment of the Company or in the reasonable opinion of the Representative or legal counsel for the Underwriters, would require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Prospectus to comply with any law and, during such time, to promptly prepare and furnish to the Underwriters copies of the proposed amendment or supplement before filing any such amendment or supplement with the Commission and thereafter promptly furnish at the Company’s own expense to the Underwriters and to dealers, copies in such quantities and at such locations as the Representative may from time to time reasonably request of an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus, as amended or supplemented, will comply with the law;

(g) to file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the judgment of the Company or the Representative, be required by the Securities Act or requested by the Commission;

(h) that, prior to filing with the Commission any amendment to the Registration Statement or supplement or amendment to the Prospectus or any Prospectus pursuant to Rule 424 under the Securities Act, the Company shall furnish to the Representative for review a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Representative reasonably objects;

(i) to furnish promptly to the Representative a signed copy of the Registration Statement, as initially filed with the Commission, and of all amendments or supplements thereto (including all exhibits filed therewith or incorporated by reference therein) and such number of conformed copies of the foregoing as the Representative may reasonably request;

(j) to furnish to the Representative, not less than two business days before filing with the Commission subsequent to the effective date of the Prospectus and during the period referred to in paragraph (f) above, a copy of any document proposed to be filed with the Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act and during such period to file all such documents in the manner and within the time periods required by the Exchange Act and the Exchange Act Regulations;

(k) not to, and to use its best efforts to cause its officers, directors and affiliates not to, (i) take, directly or indirectly prior to termination of the underwriting syndicate contemplated by this Agreement, any action designed to stabilize or manipulate the price of any security of the Company, or which may cause or result in, or which might in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the Offered Securities, (ii) sell, bid for, purchase or pay anyone any compensation for soliciting purchases of the Offered Securities or (iii) pay or agree to pay to any person any compensation for soliciting any order to purchase any other securities;

(l) that during the time which a Prospectus relating to the Offered Securities is required to be delivered under the Securities Act Regulations, the Company shall file, on a timely basis, with the Commission, all reports and documents required to be filed under the Exchange Act; [additionally, the Company shall report the use of proceeds from the issuance of the Offered Securities as may be required under Rule 463 under the Securities Act;]

(m) if at any time during the 90-day period after the Registration Statement becomes effective, any rumor, publication or event relating to or affecting the Company shall occur as a result of which, in the reasonable opinion of the Representative, the market price of the Offered Securities has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates a supplement to or amendment of the Prospectus) and after written notice from the Representative advising the Company to the effect set forth above, to forthwith prepare, consult with the Representative concerning the substance of, and disseminate a press release or other public statement, reasonably satisfactory to the Representative, responding to or commenting on such rumor, publication or event;

(n) that the Company will comply with all of the provisions of any undertakings in the Registration Statement;

(o) that the Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Offered Securities in such a manner as would require the Company to register as an investment company under the Investment Company Act; and

(p) The Company shall file the Computational Materials and ABS Term Sheets (if any) provided to it by any Underwriter under Section 3(b)(iii) with the Commission pursuant to a Current Report on Form 8-K by 10:00 a.m. on the morning the Prospectus is delivered to such Underwriter or, the case of any Collateral Term Sheet required to be filed prior to such date, by 10:00 a.m. on the second business day following the first day on which such Collateral Term Sheet has been sent to a prospective investor; provided, however, that prior to such filing of the Computational Materials and ABS Term Sheets (other than any Collateral Term Sheets that are not based on the Pool Information) by the Company, such Underwriter must comply with its obligations pursuant to Section 3(b) and the Company must receive a letter from                     , certified public accountants, satisfactory in form and substance to the Company and its counsel, to the effect that such accountants have performed certain specified procedures, all of which have been agreed to by the Company, as a result of which they determined that all information that is included in the Computational Materials and ABS Term Sheets (if any) provided by the Underwriters to the Company for filing on Form 8-K, as provided in Section 3(b) and this Section 5(p), is accurate except as to such matters that are not deemed by the Company to be material. The foregoing letter shall be at the sole expense of the Company. The Company shall file any corrected Computational Materials or ABS Term Sheets described in Section 3(b)(v) as soon as practicable following receipt thereof.

6. Payment of Expenses.

(a) The Company agrees to pay all costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, including expenses, fees and taxes in connection with

(i) the preparation and filing of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each Preliminary Prospectus, the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment),

(ii) the preparation, issuance and delivery of the certificates for the Offered Securities to the Underwriters, including any transfer taxes or duties payable upon the sale of the Offered Securities to the Underwriters,

(iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Offered Securities to the Underwriters,

(iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors,

(v) the printing of this Agreement and any dealer agreements and furnishing of copies of each to the Underwriters and to dealers (including costs of mailing and shipment),

(vi) the qualification of the Offered Securities for offering and sale under state laws that the Company and the Representative have mutually agreed are appropriate and the determination of their eligibility for investment under state law as aforesaid (including the legal fees and filing fees and other disbursements of counsel for the Underwriters and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers,

(vii) filing for review of the public offering of the Offered Securities by the NASD (including the legal fees and filing fees and other disbursements of counsel for the Underwriters relating thereto),

(viii) the fees and expenses of any transfer agent or registrar for the Offered Securities and miscellaneous expenses referred to in the Registration Statement,

(ix) making road show presentations with respect to the offering of the Offered Securities,

(x) preparing and distributing bound volumes of transaction documents for the Representative and its legal counsel, and

(xi) the performance of the Company’s other obligations hereunder. Upon the request of the Representative, the Company will provide funds in advance for filing fees.

(b) The Company agrees to reimburse the Representative for its reasonable out-of-pocket expenses in connection with the performance of its activities under this Agreement, including, but not limited to, costs such as printing, facsimile, courier service, direct computer expenses, accommodations and travel, but excluding the fees and expenses of the Underwriters’ outside legal counsel and any other advisors, accountants, appraisers, etc. (other than the fees and expenses of counsel with respect to state securities or blue sky laws and obtaining the filing for review of the public offering of the Offered Securities by the NASD, all of which shall be reimbursed by the Company pursuant to the provisions of subsection (a) above).

(c) If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (such as printing, facsimile, courier service, direct computer expenses, accommodations, travel and the fees and disbursements of Underwriters’ counsel) and any other advisors, accountants, appraisers, etc. reasonably incurred by such Underwriters in connection with this Agreement or the transactions contemplated herein.

7. Conditions of the Underwriters’ Obligations.

The obligations of the Underwriters hereunder to purchase Offered Securities at the Closing Time, are subject to the accuracy of the representations and warranties on the part of the Company hereunder on the date hereof and at the Closing Time, the performance by the Company of its covenants and other obligations hereunder and to the satisfaction of the following further conditions at the Closing Time:

(a) The Company shall furnish to the Representative at the Closing Time an opinion of Hunton & Williams LLP, counsel for the Company (and the Representative shall have received an additional [___] conformed copies of such counsel’s legal opinion for each of the several Underwriters), addressed to the Underwriters and dated the Closing Time, and in form and substance satisfactory to the Underwriters, stating that:

(i) the Offered Securities conform to the descriptions thereof set forth in the Prospectus; all of the Offered Securities have been duly authorized and validly issued, to such counsel’s knowledge, have been issued in compliance with the registration and qualification requirements of federal and state securities laws; the form of certificate used to evidence the Offered Securities is in due and proper form and complies with all applicable requirements of [        ].

(ii) the Company is validly existing and in good standing under the laws of its respective jurisdiction of formation or incorporation with the requisite power and authority to own, lease and operate its respective properties and to conduct its respective businesses as described in the Registration Statement and the Prospectus and, to execute and deliver this Agreement and to consummate the transactions described in this Agreement;

(iii) to such counsel’s knowledge, the Company is in compliance in all material respects with all applicable laws, orders, rules, regulations and orders, including those relating to transactions with affiliates;

(iv) to such counsel’s knowledge, the Company is not in violation of any term or provision of its respective Charter, Bylaws, Certificate of Formation, or is in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under), any license, indenture, mortgage, deed of trust, loan or credit agreement or any other agreement or instrument to which the Company is a party or by which the Company or its properties may be bound or affected or under any law, regulation or rule or any decree, judgment or order applicable to the Company, except such breaches or defaults which would not have a Material Adverse Effect;

(v) the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement do not and will not (A) conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of or default under), (i) any provisions of the Certificate of Incorporation or By-laws of the Company (ii) any provision of any material license, indenture, mortgage, deed of trust, loan, credit or other agreement or instrument known to such counsel and to which the Company is a party or by which the Company or its properties or assets may be bound or affected, (iii) any law or regulation binding upon or applicable to the Company or any of its properties or assets, or (iv) any decree, judgment or order known to such counsel to be applicable to the Company; or (B) result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or assets of the Company;

(vi) the Company has the full legal right, power and authority to execute and perform the Agreement and consummate the transactions contemplated herein; this Agreement has been duly authorized, executed and delivered by the Company, and is a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general principles of equity, and except that enforceability of the indemnification and contribution provisions set forth in Section 10 of this Agreement may be limited by the federal or state securities laws of the United States or public policy underlying such laws;

(vii) no approval, authorization, consent or order of, or registration or filing with any federal or state governmental or regulatory commission, board, body, authority or agency is required in connection with the Company’s execution, delivery and performance of this Agreement, the consummation of the transactions contemplated herein and by the Prospectus, and the sale and delivery of the Offered Securities by the Company as contemplated herein, other than such as have been obtained or made (A) under the Securities Act, the Securities Act Regulations, the Exchange Act, Exchange Act Regulations, and the state securities or blue sky laws of the various jurisdictions in which the Offered Securities are being offered by the Underwriters, and (B) from the NASD;

(viii) to such counsel’s knowledge, the Company has all necessary material licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state or local law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, required to conduct their respective businesses, as described in the Prospectus; to the best of such counsel’s knowledge, the Company is not in violation of, in default under, or has received any notice regarding a possible violation, default or revocation of any such material license, authorization, consent or approval or any federal, state, local or foreign law, regulation or decree, order or judgment applicable to the Company;

(ix) the Company is not subject to registration as an investment company under the Investment Company Act of 1940, as amended, and the transactions contemplated by this Agreement will not cause the Company to become an “investment company” or a company “controlled” by an investment company within the meaning of such Act;

(x) the Offered Securities have been duly authorized and when the Offered Securities have been issued and duly delivered against payment therefore as contemplated by this Agreement, the Offered Securities will be validly issued, and the Underwriters will acquire good and marketable title to the Offered Securities, free and clear of any pledge, lien, encumbrance, security interest, or other claim;

(xi) [each of] the Registration Statement [and the Rule 462(b) Registration Statement, if any,] has been declared effective by the Commission under the Securities Act; no stop order suspending the effectiveness of [either of] the Registration Statement [or the Rule 462(b) Registration Statement, if any,] has been issued under the Securities Act and, to the best knowledge of such counsel, no proceedings for such purpose have been instituted or are pending or are contemplated or threatened by the Commission; any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) under the Securities Act has been made in the manner and within the time period required by such Rule 424(b);

(xii) the Registration Statement, [including any Rule 462(b) Registration Statement,] the Prospectus, and each amendment or supplement to the Registration Statement and the Prospectus, as of their respective effective or issue dates (other than the financial statements and supporting schedules included therein or in exhibits to or excluded from the Registration Statement, as to which no opinion need be rendered) comply as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act;

(xiii) there are no actions, suits or proceedings, inquiries, or investigations pending or, to such counsel’s knowledge, threatened against the Company or any of its officers and directors or to which the properties, assets or rights of any such entity are subject, at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority, arbitral panel or agency which are required to be described in the Registration Statement and the Prospectus but are not so described; and

(xiv) there are no contracts or documents of a character which are required to be filed as exhibits to the Registration Statement or required to be described or summarized in the Prospectus which have not been so filed, summarized or described, and all such summaries, descriptions, and references thereto, in all material respects, fairly and accurately set forth the material provisions of such contracts and documents.

In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Company, representatives of the independent public or certified public accountants for the Company and with representatives of the Underwriters at which the contents of the Registration Statement and the Prospectus, and any supplements or amendments thereto, and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (other than as specified above), and any supplements or amendments thereto, on the basis of the foregoing, nothing has come to their attention which would lead them to believe that either the Registration Statement or any amendments thereto, at the time the Registration Statement or such amendments became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of its date or at the Closing Time, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no belief as to the financial statements or schedules or other financial or statistical data derived therefrom, included [or incorporated by reference] in the Registration Statement or the Prospectus or any amendments or supplements thereto).

In rendering such opinion, such counsel may rely (i) as to matters involving the application of laws of any jurisdiction other than the Delaware Corporation Act or the federal law of the United States, to the extent they deem proper and specified in such opinion, upon the opinion (which shall be dated the Closing Time, shall be satisfactory in form and substance to the Underwriters, shall expressly state that the Underwriters may rely on such opinion as if it were addressed to them and shall be furnished to the Representative) of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters; provided, however, that such counsel shall further state that they believe that they and the Underwriters are justified in relying upon such opinion of other counsel, and (ii) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials.

(b) The Representative shall have received from [INSERT NAME OF INDEPENDENT AUDITORS], letters dated, respectively, as of the date of this Agreement, the Closing Time, addressed to the Representative, in form and substance satisfactory to the Representative, containing statements to the effect that they are independent accountants with respect to the Company within the meaning of Rule 101 of the AICPA’s Code of Professional Conduct, and statements and information of the type ordinarily included in accountant’s “comfort letters” to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement and the Prospectus (and the Representative shall have received an additional [___] conformed copies of such accountants’ letter for each of the several Underwriters);

(c) At the Closing Time, the Representative shall have received from [        ], independent public or certified public accountants for the Company, a letter dated such date, in form and substance satisfactory to the Representative, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (b) of this Section 7, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Time (and the Representative shall have received an additional [        ] conformed copies of such accountants’ letter for each of the several Underwriters);

(d) No amendment or supplement to the Registration Statement or Prospectus shall have been filed to which the Underwriters shall have objected in writing;

(e) Prior to the Closing Time (i) no stop order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment to the Registration Statement or any order preventing or suspending the use of any Preliminary Prospectus or Prospectus has been issued or is in effect, and no proceedings for such purpose shall have been initiated or threatened, by the Commission, and no suspension of the qualification of the Offered Securities for offering or sale in any jurisdiction, or the initiation or threatening of any proceedings for any of such purposes, has occurred; (ii) all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Representative; and (iii) the Registration Statement and the Prospectus shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(f) Prior to the Closing Time, the Company shall have filed the Prospectus with the Commission (including the information required by Rule 430A under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430A, and such post-effective amendment shall have become effective; or, if the Company elected to rely upon Rule 434 under the Securities Act and obtained the Representative’s consent thereto, the Company shall have filed a term sheet with the Commission in the manner and within the time period required by such Rule 424(b);

(g) Between the time of execution of this Agreement and the Closing Time, there shall not have been any Material Adverse Change, and (ii) no transaction which is material and unfavorable to the Company shall have been entered into by the Company, in each case, which in the Representative’ sole judgment, makes it impracticable or inadvisable to proceed with the public offering of the Offered Securities as contemplated by the Registration Statement.

(h) Between the time of execution of this Agreement and the Closing Time, there shall not have occurred any downgrading, withdrawal or qualification nor shall any notice have been given of any intended or potential downgrading, withdrawal or qualification or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company by any “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act;

(i) The NASD shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements;

(j) The Representative shall have received, at the Closing Time, a certificate of duly authorized officers of the Company, dated as of such Closing Time, to the effect that the signers of such certificates have carefully examined the Prospectus, any amendment or supplement to the Prospectus and this Agreement, and that;

(i) the representations and warranties of the Company in this Agreement are true and correct, as if made on and as of the date hereof, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the date hereof;

(ii) no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Securities Act;

(iii) when the Registration Statement became effective and at all times subsequent thereto up to the date hereof, the Registration Statement and the Prospectus, and any amendments or supplements thereto contained all material information required to be included therein by the Securities Act or the Exchange Act and the applicable rules and regulations of the Commission thereunder, as the case may be, and in all material respects conformed to the requirements of the Securities Act or the Exchange Act and the

applicable rules and regulations of the Commission thereunder, as the case may be; the Registration Statement and the Prospectus, and any amendments or supplements thereto, did not and do not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and, since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amendment or supplemented Prospectus which has not been so set forth;

(iv) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been (a) any Material Adverse Change, (b) any transaction that is material to the Company, except transactions entered into in the ordinary course of business, (c) any obligation, direct or contingent, that is material to the Company, incurred by the Company, except obligations incurred in the ordinary course of business, (d) any change in the capitalization of the Company that is material to the Company, (e) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company, or (f) any loss or damage (whether or not insured) to the property of the Company which has been sustained or will have been sustained which has a Material Adverse Effect; and

(v) Nothing has come to the attention of such person that would lead him to believe that the Prospectus (other than any Computational Materials or ABS Term Sheets incorporated therein by reference) contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(k) The Representatives shall receive, at the Closing Time, a certificate of the Secretary of the Company certifying as to (i) the Certificate of Incorporation and any amendments thereto, (ii) the Bylaws and any amendments thereto, (iii) resolutions of the Board of Directors of the Company authorizing the execution and delivery of this Agreement and the other offering documents and a specimen of the Offered Securities certificate;

(l) The Company shall have furnished to the Underwriters such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement and the Prospectus, the representations, warranties and statements of the Company contained herein, and the performance by the Company of its covenants contained herein, and the fulfillment of any conditions contained herein, as of the Closing Time, as the Underwriters may reasonably request;

(m) Each party providing credit enhancement to the Offered Securities shall have furnished to the Representative an opinion, dated the Closing Time, of its counsel, with respect to the Registration Statement and the Prospectus, and such other related matters, in the form previously agreed to by such provider and the Representative;

(n) On or prior to the Closing Time, there shall not have occurred any change, or any development involving a prospective change, in or affecting the business or properties of the Company which in your reasonable judgment materially impairs the investment quality of the

Offered Securities so as to make it impractical or inadvisable to proceed with the public offering or the delivery of the Offered Securities as contemplated by the Prospectus; and

(o) The Offered Securities shall be rated not lower than the required ratings set forth under the heading “Ratings” in the Prospectus Supplement, such ratings shall not have been rescinded and no public announcement shall have been made that any such required rating of the Offered Securities has been placed under review (otherwise than for possible upgrading).

8. Termination.

The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of the Representative, at any time prior to the Closing Time,

(i) if any of the conditions specified in Section 7 shall not have been fulfilled when and as required by this Agreement to be fulfilled, or

(ii) if there has been, in the judgment of the Representative, since the respective dates as of which information is given in the Registration Statement, any Material Adverse Change, or any development involving a prospective Material Adverse Change, or material change in management of the Company, whether or not arising in the ordinary course of business, or

(iii) if there has occurred any outbreak or escalation of national or international hostilities, other national or international calamity or crisis (including without limitation any terrorist or similar attack), any change in the United States or international financial markets, or any substantial change in United States’ or international economic, political, financial or other conditions, the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representative, impracticable to market the Offered Securities in the manner and on the terms described in the Prospectus or enforce contracts for the sale of the Offered Securities, or

(iv) any federal or state statute, regulation, rule or order of any court or other governmental authority has been enacted, published, decreed or otherwise promulgated which, in the reasonable opinion of the Representative, materially adversely affects or will materially adversely affect the business or operations of the Company, or

(v) any action has been taken by any federal, state or local government or agency in respect of its monetary or fiscal affairs which, in the reasonable opinion of the Representative, has a material adverse effect on the securities markets in the United States, or

(vi) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Representative may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured.

If the Representative elects to terminate this Agreement as provided in this Section 8, the Company and the Underwriters shall be notified promptly by telephone, promptly confirmed by facsimile.

If the sale to the Underwriters of the Offered Securities, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply in all material respects with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 6 and 10 hereof) and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 10 hereof) or to one another hereunder.

9. Increase in Underwriters’ Commitments.

If any Underwriter shall default at the Closing Time in its obligation to take up and pay for the Offered Securities to be purchased by it under this Agreement on such date, the Representative shall have the right, within 48 hours after such default, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Offered Securities which such Underwriter shall have agreed but failed to take up and pay for (the “Defaulted Securities”). Absent the completion of such arrangements within such 36-hour period, (i) if the total number of Defaulted Securities does not exceed 10% of the total number of Offered Securities to be purchased on such date, each non-defaulting Underwriter shall take up and pay for (in addition to the number of Offered Securities which it is otherwise obligated to purchase on such date pursuant to this Agreement) the portion of the total number of Offered Securities agreed to be purchased by the defaulting Underwriter on such date in the proportion that its underwriting obligations hereunder bears to the underwriting obligations of all non-defaulting Underwriters; and (ii) if the total number of Defaulted Securities exceeds 10% of the total number of Offered Securities to be purchased on such date, the Representative may terminate this Agreement by notice to the Company, without liability of any party to any other party except that the provisions of Sections 6 and 10 hereof shall at all times be effective and shall survive such termination.

Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that it will not sell any Offered Securities hereunder on such date unless all of the Offered Securities to be purchased on such date are purchased on such date by the Underwriters (or by substituted Underwriters selected by the Representative with the approval of the Company or selected by the Company with the approval of the Representative).

If a new Underwriter or Underwriters are substituted for a defaulting Underwriter in accordance with the foregoing provision, the Company or the non-defaulting Underwriters shall have the right to postpone the Closing Time for a period not exceeding seven business days in order that any necessary changes in the Registration Statement and Prospectus and other documents may be effected.

The term “Underwriter” as used in this Agreement shall refer to and include any Underwriter substituted under this Section 9 with the same effect as if such substituted Underwriter had originally been named in this Agreement.

10. Indemnity and Contribution by the Company and the Underwriters.

(a) The Company agrees to indemnify, defend and hold harmless each Underwriter, its officers and employees, and any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, liability, damage, claim (including the reasonable cost of investigation) or expenses, as incurred, which, jointly or severally, any such Underwriter or controlling person may incur under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, expense, liability, damage or claim arises out of or is based upon (i) in whole or in part upon any inaccuracy or any breach of any representation, warranty or covenant of the Company contained herein, (ii) in whole or in part upon any failure on the part of the Company to perform its obligations hereunder or to comply with any applicable law, rule or regulation relating to the offering of securities being made pursuant to the Prospectus, (iii) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company, including Computational Materials and ABS Term Sheets, and including any information deemed to be a part thereof pursuant to Rule 430A or Rule 434 under the Securities Act), the Prospectus (the term Prospectus for the purpose of this Section 10 being deemed to include any Preliminary Prospectus, as amended or supplemented by the Company including Computational Materials and ABS Term Sheets, (iv) any application or other document, or any amendment or supplement thereto, executed by the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction (domestic or foreign) in order to qualify the Offered Securities under the securities or blue sky laws thereof or filed with the Commission or any securities association or securities exchange (each an “Application”), (v) any omission or alleged omission to state a material fact required to be stated in any such Registration Statement, Prospectus or any Application or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, (vi) any untrue statement or alleged untrue statement of any material fact contained in any audio or visual materials used in connection with the marketing of the Offered Securities, including, without limitation, slides, videos, films and tape recordings, or (vii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Offered Securities or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clauses (iii), (v) or (vi) above, provided that the Company shall not be liable under this clause (vii) to the extent that a court of competent jurisdiction shall have determined by a final judgment that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its bad faith or willful misconduct; and to reimburse each Underwriter and each such controlling person for any and all expenses (including the fees and disbursements of counsel chosen by the Representative) as such expenses are reasonably incurred by such Underwriter or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; except insofar as any such loss, expense, liability, damage or claim arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in and in conformity with information furnished in writing by the Underwriters through the Representative to the Company expressly for use in such Registration Statement, Prospectus or Application and any information in any Computational Materials or ABS Term Sheets required to be provided by any Underwriter to the Company pursuant to Section 3(b), except to the extent such material misstatement or omission is based upon the Pool Information; and provided, further, that with respect to any Preliminary Prospectus, the foregoing indemnity agreement shall not inure to the benefit of any Underwriter from whom the person asserting any loss, claim, damage, liability or expense purchased Offered Securities, or any person controlling such Underwriter, if copies of the Prospectus were timely delivered to the Underwriter pursuant to Section 1 and a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Offered Securities to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or expense. The indemnity agreement set forth in this Section 10(a) shall be in addition to any liability which the Company may otherwise have.

If any action is brought against an Underwriter or controlling person in respect of which indemnity may be sought against the Company pursuant to subsection (a) above, such Underwriter shall promptly notify the Company in writing of the institution of such action, and the Company shall assume the defense of such action, including the employment of counsel and payment of expenses; provided, however, that any failure or delay to so notify the Company will not relieve the Company of any obligation hereunder, except to the extent that its ability to defend is actually impaired by such failure or delay. Such Underwriter or controlling person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action, or the Company shall not have employed counsel to have charge of the defense of such action within a reasonable time or the Company, or such person shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company and paid as incurred (it being understood, however, that the Company shall not be liable for the expenses of more than one separate firm of attorneys for the Underwriters or controlling persons in any one action or series of related actions in the same jurisdiction (other than local counsel in any such jurisdiction) representing the indemnified parties who are parties to such action).

(b) Each Underwriter agrees, severally and not jointly, to indemnify, defend and hold harmless the Company, the Company’s directors, the Company’s officers that signed the Registration Statement, and any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, liability, damage, claim (including the reasonable cost of investigation) or expense, as incurred, which, jointly or severally, the Company, or any such person may incur under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), but only insofar as such loss, expense, liability, damage or claim arises out of or is based upon (A) any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by such Underwriter through the Representative to the Company expressly for use in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company), the Prospectus, or any Application, or (B) any omission or alleged omission to state a material fact in connection with such information required to be stated either in such Registration Statement, Prospectus or any Application or necessary to make such information, in the light of the circumstances under which made, not misleading or (c) any Computational Materials, the ABS Term Sheets or the Collateral Term Sheets, as applicable, except to the extent of any errors in the Computational Materials or ABS Term Sheets that are caused by errors in the Pool Information; and to reimburse the Company, or any such director or officer of the Company, or controlling person for any legal and other expense reasonably incurred by the Company, or any such director or officer of the Company, or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company hereby acknowledges that the statements set forth in the paragraphs identified by [“Syndicate Short Sales,” “Stabilization” and “Passive Market Making”] under the caption “Underwriting” in the Preliminary Prospectus and the Prospectus (to the extent such statements relate to the Underwriters) constitute the only information furnished by or on behalf of any Underwriter through the Representative to the Company for purposes of Section 4(n) and this Section 10. The indemnity agreement set forth in this Section 10(b) shall be in addition to any liabilities that such Underwriter may otherwise have.

If any action is brought against the Company, any such director or officer of the Company, or any such person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, the Company, any such director or officer of the Company, or such person shall promptly notify the Representative in writing of the institution of such action and the Representative, on behalf of the Underwriters, shall assume the defense of such action, including the employment of counsel and payment of expenses. The Company, any such director or officer of the Company, or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company, any such director or officer of the Company, or such person unless the employment of such counsel shall have been authorized in writing by the Representative in connection with the defense of such action or the Representative shall not have employed counsel to have charge of the defense of such action within a reasonable time or the Company any such director or officer of the Company, or such person shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the Underwriters (in which case the Representative shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such Underwriter and paid as incurred (it being understood, however, that the Underwriters shall not be liable for the expenses of more than one separate firm of attorneys in any one action or series of related actions in the same jurisdiction (other than local counsel in any such jurisdiction) representing the indemnified parties who are parties to such action).

(c) The indemnifying party under this Section 10 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Sections 10(b) and (c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

(d) If the indemnification provided for in this Section 10 is unavailable or insufficient to hold harmless an indemnified party under subsections (a), (b) and (c) of this Section 10 in respect of any losses, expenses, liabilities, damages or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the aggregate amount paid or payable by such indemnified party as a result of such losses, expenses, liabilities, damages or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand, and the Underwriters, on the other hand, from the offering of the Offered Securities pursuant to this Agreement or (ii) if (but only if) the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, expenses, liabilities, damages or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Offered Securities pursuant to this Agreement shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company bear to the underwriting discounts and commissions received by the Underwriters. The relative fault of the Company, and of the Underwriters shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company on one hand, or by the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action. The provisions set forth in Sections 10(b) and (c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 10(e); provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section (b) and (c) for purposes of indemnification.

(e) The Company, and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in subsection (d)(i) and, if applicable (ii), above. Notwithstanding the provisions of this Section 10, no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Offered Securities purchased by such Underwriter No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 10 are several in proportion to their respective underwriting commitments and not joint. For purposes of this Section 10, each officer and employee of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Section 15 of the Securities Act and Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each director and each officer of the Company, who signed the Registration Statement, and each person, if any, who controls the Company with the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act shall have the same rights to contribution as the Company.

11. Survival.

The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers and directors and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company, or any of its partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Offered Securities sold hereunder and any termination of this Agreement.

12. Notices.

Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the Underwriters, shall be sufficient in all respects if delivered to Friedman, Billings, Ramsey & Co., Inc., 1001 19th Street North, Arlington, Virginia 22209, Attention: Syndicate Department; if to the Company, shall be sufficient in all respects if delivered to the Company at the offices of the Company at FBR Securitization Inc. c/o Firedman, Billings, Ramsey & Co., Inc, 1001 19th Street North, Arlington, Virginia 22209, Attention: [ - ].

13. Governing Law; Headings.

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

14. Part Unenforceability.

The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

15. Parties at Interest.

The Agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Company, and the controlling persons, directors and officers referred to in Sections 10 and 11 hereof, and their respective successors, assigns, executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

16. Entire Agreement; Amendments, Modifications and Waivers.

This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.

17. Counterparts and Facsimile Signatures:

This Agreement may be signed by the parties in counterparts which together shall constitute one and the same agreement among the parties. A facsimile signature shall constitute an original signature for all purposes.

If the foregoing correctly sets forth the understanding among the Company, and the Underwriters, please so indicate in the space provided below for the purpose, whereupon this Agreement shall constitute a binding agreement among the Company, and the Underwriters.

Very truly yours,

FBR SECURITIZATION, INC.

By:
Name:
Title:

Accepted and agreed to as of the date first above written:

FRIEDMAN, BILLINGS, RAMSEY & CO., INC.

By:
Title:

For itself and as Representative of the other

Underwriters named on Schedule I hereto.

Schedule I

To Underwriting Agreement

List of Underwriters

Schedule II

To Underwriting Agreement

Underwriting Allocation

Schedule III

To Underwriting Agreement

424 Prospectus Supplement